STATE OF NEVADA MEDICAL MARIJUANA PRODUCTION REGISTRATION CERTIFICATE

DEPARTMENT OF TAXATION

Issued Date: **07/01/2018**
Expiration Date: **06/30/2019**

Certificate Number: 82120463387641172380
Establishment ID: P044
Taxpayer ID: 1017902429-001
Correspondence ID: 1800011861110
Date: 08/21/2017

THIS REGISTRATION CERTIFICATE:
IS VOID IF ALTERED.
IS NOT ISSUED IN LIEU OF ANY LOCALLY REQUIRED BUSINESS LICENSE, PERMIT OR REGISTRATION.
IS VALID UNLESS SUSPENDED OR REVOKED.

BAM - BODY AND MIND
3375 PEPPER LN
LAS VEGAS NV 89120-2760

AS DEFINED BY NRS CHAPTER 453A.

Current Registration Certificate Location

BAM - BODY AND MIND
3375 PEPPER LN
LAS VEGAS NV 89120-2760

____

Signature

MUST BE DISPLAYED IN PUBLIC VIEW AT ESTABLISHMENT LOCATION

(Detach Here)

Attached is your **NEVADA Marijuana Production Establishment Registration Certificate.**
A single number, the TID (Taxpayer Identification Number), identifies a taxpayer for MOST tax types. Please use your TID and LOC (Location Number) in correspondence or telephone calls to the Department.

As stated on the application or renewal, this license is valid from the issue date through 06/30/2019.

The Department of Taxation has forms, publications and information available via the internet at **https://tax.nv.gov.**

This Certificate authorizes the holder to operate in accordance with the provisions of NRS 453A and NAC 453A. By accepting this license, I certify that I understand that I am required to comply with all State of Nevada laws, including, but not limited to NRS 453A and NAC 453A, and that noncompliance may result in penalties, suspension or revocation of this registration certificate and criminal prosecution.

This Nevada Marijuana Production Establishment Certificate has been issued pursuant to an application or renewal duly filed and payment of prescribed fees and bond if applicable. This License shall be considered valid unless canceled, suspended or revoked for good cause in accordance with NRS chapter 453A.

OFFICE LOCATION:

Nevada Department of Taxation
1550 College Pkwy
Suite 115
Carson City NV 89706
(775) 684-2000